          As filed with the Securities and Exchange Commission on March 10, 2000
                                                      Registration No. _________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  CNBC BANCORP
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           OHIO                                           31-1478140
--------------------------------------------------------------------------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

              100 EAST WILSON BRIDGE ROAD, WORTHINGTON, OHIO 43085
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)             (Zip Code)

                       CNBC BANCORP 1999 STOCK OPTION PLAN
                                       and
                CNBC BANCORP 1996 NON-QUALIFIED STOCK OPTION PLAN
                -------------------------------------------------
                            (Full title of the plans)

                               John A. Romelfanger
                     Vice President, Treasurer and Secretary
                                  CNBC Bancorp
              100 EAST WILSON BRIDGE ROAD, WORTHINGTON, OHIO 43085
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (614) 848-8700
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                  With copy to:

                            M. Patricia Oliver, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                        4900 Key Tower, 127 Public Square
                           Cleveland, Ohio 44114-1304
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                                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                  Proposed Maximum       Proposed Maximum
Title of Securities              Amount to be     Offering Price per     Aggregate Offering     Amount of
to be Registered                 Registered       Share (1)               Price (1)             Registration Fee
==================================================================================================================
Common Stock, no par value(2)    31,829           $28.00                 $891,212               $235.28
==================================================================================================================

Common Stock, no par value (3)   168,171          $28.00               $4,708,788               $1,243.12
==================================================================================================================

(1)  Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Securities
     Act Rule 457(h), the proposed maximum offering price per unit is calculated as the average of the high and low prices for the common stock as quoted on the NASDAQ electronic bulletin board as of March 6, 2000.

(2)  Represents shares issued under the CNBC Bancorp 1999 Stock Option Plan.

(3)  Represents shares issued under the CNBC Bancorp 1996 Non-Qualified Stock Option Plan.

==================================================================================================================
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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


              The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such document need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

              CNBC Bancorp (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

              (a) The Registrant's Registration Statement on Form SB-2 filed March 12, 1999, File No. 333-68797.

              (b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1999, June 30, 1999, and September 30, 1999.

              (c) The description of the Registrant's common shares, without par value, contained in the Registrant's Registration Statement on Form SB-2 filed March 12, 1999, File No. 333-68797.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.       DESCRIPTION OF SECURITIES.

              Not applicable.


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Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.


Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              As authorized by Section 1701.13(E) of the Ohio Revised Code,
Section 33 of the Registrant's Code of Regulations provides that directors and officers of the Registrant may, under certain circumstances, be indemnified against expenses, including attorneys' fees, and from other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 33 also provides that directors and officers may also be indemnified against expenses, including attorneys' fees, incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

              The Registrant has purchased director and officer liability insurance in the amount of $5 million covering its current executive officers and directors.


Item 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.


Item 8.       EXHIBITS.

              The following is a complete list of exhibits filed as a part of or incorporated by reference in this Registration Statement.

EXHIBIT NO:                DESCRIPTION OF EXHIBIT

         4.1 Articles of Incorporation (reference is made to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 filed March 12, 1999, File No. 333-68797, which exhibit is herein incorporated by reference.)

         4.2 Code of Regulations (reference is made to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 filed March 12, 1999, File No. 333-68797, which exhibit is herein incorporated by reference.)

         5                 Opinion of Squire, Sanders & Dempsey L.L.P.

        23.1               Consent of Crowe, Chizek and Company L.L.P.

        23.2               Consent of Squire, Sanders & Dempsey L.L.P.
                           (contained in the opinion filed as Exhibit 5)

        24                 Powers of Attorney

        99.1               CNBC Bancorp 1999 Stock Option Plan

        99.2               CNBC Bancorp 1996 Non-Qualified Stock Option Plan

Item 9.       UNDERTAKINGS.

              (a)     The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                               (i)  To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                               (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worthington, and the State of Ohio, on March 10, 2000.

                                 CNBC BANCORP

                                 By: /s/ John A. Romelfanger
                                    -----------------------------
                                    John A. Romelfanger
                                    Vice President, Treasurer and Secretary
                                    (Principal Financial and Accounting Officer)


         The undersigned directors and officers of the Registrant do hereby constitute and appoint John A. Romelfanger, Vice President, Treasurer and Secretary, with full power of substitution and resubstitution, as attorney-in-fact of the undersigned, for him/her and in his/her name, place and stead, to execute and file with the Commission under the Securities Act of 1933 a Registration Statement on Form S-8 relating to the registration of 31,779 common shares issuable or saleable under the CNBC Bancorp 1999 Stock Option Plan and 168,171 common shares issuable or saleable under the CNBC Bancorp 1996 Non-Qualified Stock Option Plan (the "Securities"), with any and all amendments, supplements and exhibits thereto, to execute and file any and all other applications or other documents to be filed with the SEC and all documents required to be filed with any state securities regulating board or commission pertaining to such Securities registered pursuant to the Registration Statement on Form S-8, with any and all amendments, supplements and exhibits thereto, each such attorney to have full power to act with or without the others, and to have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary, advisable or appropriate to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.
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


SIGNATURE                                     TITLE                                      DATE
---------                                     -----                                      ----
/s/ Thomas D. McAuliffe                       Chairman of the Board of Directors,        February 22, 2000
-----------------------------------------     President and Chief Executive Officer
Thomas D. McAuliffe                           (Principal Executive Officer)

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



SIGNATURE                                     TITLE                                      DATE
---------                                     -----                                      ----

/s/ John A. Romelfanger                       Vice President, Secretary and Treasurer    February 22, 2000
-----------------------------------------
John A. Romelfanger                           (Principal Financial and Accounting
                                              Officer)


                                              Director, Vice President and Senior        February __, 2000
-----------------------------------------
Daniel M. Mahoney                             Lending Officer

/s/ Loretto (Larry) V. Canini                 Director                                   February 22, 2000
-----------------------------------------
Loretto (Larry) V. Canini

/s/ Mark S. Corna                             Director                                   February 22, 2000
-----------------------------------------
Mark S. Corna

/s/ Jameson Crane, Jr.                        Director                                   February 22, 2000
-----------------------------------------
Jameson Crane, Jr.

/s/ Judith A. DeVillers                       Director                                   February 22, 2000
-----------------------------------------
Judith A. DeVillers

/s/ George A. Gummer                          Director                                   February 22, 2000
-----------------------------------------
George A. Gummer

/s/ William L. Hoy                            Director                                   February 22, 2000
-----------------------------------------
William L. Hoy

                                              Director                                   February __, 2000
-----------------------------------------
Douglas W. James

                                              Director                                   February __, 2000
-----------------------------------------
Donald R. Kenney

/s/ Samuel E. McDaniel                        Director                                   February 22, 2000
-----------------------------------------
Samuel E. McDaniel

/s/ Richard F. Ruhl                           Director                                   February 22, 2000
-----------------------------------------
Richard F. Ruhl

                                              Director                                   February __, 2000
-----------------------------------------
David J. Ryan
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
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


SIGNATURE                                     TITLE                                      DATE

                                              Director                                   February __, 2000
-----------------------------------------
Peter C. Taub

/s/ John A. Tonti                             Director                                   February 22, 2000
-----------------------------------------
John A. Tonti

/s/ Alan R. Weiler                            Director                                   February 22, 2000
-----------------------------------------
Alan R. Weiler

                                              Director                                   February __, 2000
-----------------------------------------
Michael Wren

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

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

                                  EXHIBIT INDEX

      EXHIBIT NUMBER                                DESCRIPTION                                METHOD OF FILING
      --------------                                -----------                                ----------------

4.1                         Articles of Incorporation                                             *

4.2                         Code of Regulations                                                   *

5                           Opinion of Squire, Sanders & Dempsey L.L.P.                           **

23.1                        Consent of Crowe, Chizek and Company, L.L.P.                          **

23.2                        Consent of Squire, Sanders & Dempsey L.L.P.                           **
                            (contained in the Opinion filed as Exhibit 5)

24                          Powers of Attorney                                           See Signature Page

99.1                        CNBC Bancorp 1999 Stock Option Plan                                   **

99.2                        CNBC Bancorp 1996 Non-qualified Stock Option Plan                     **
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*   Incorporated  by reference
** Filed herewith